UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2007

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina		27587
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Appointment of Christopher T. Hutter as CFO and Employment Agreement
     On December 10, 2007, the Board of Directors (the “Board”) of PowerSecure International, Inc., a Delaware corporation (the “Company”), elected and appointed Christopher T. Hutter as its Vice President, Chief Financial Officer, Treasurer and Assistant Secretary.
     Before joining the Company, Hutter, age 41, was employed in various management positions with ADVO, Inc. (“ADVO”), a NYSE-listed media and marketing services company located in Hartford, Connecticut, from 1993 through March 2007, when ADVO was acquired by Valassis Communications, Inc. Hutter served as ADVO’s National Vice President, Finance, Treasurer, Investor Relations and Assistant Secretary from December 2005 until March 2007, as its Vice President, Financial Planning and Analysis, Investor Relations and Treasurer and Investor Relations from November 2003 until December 2005, as its Vice President, Investor Relations and Assistant Treasurer from October 1999 until November 2003 and as its Vice President, Financial Planning and Analysis, Investor Relations and Treasurer and Investor Relations from 1998 until 1999. Previously, he held various financial management positions with ADVO since 1993. Hutter was employed as a senior staff tax consultant with Deloitte & Touche, an international accounting firm, from 1989 until 1991.
     Also on December 10, 2007, the Company entered into an Employment and Non-Competition Agreement (the “Hutter Employment Agreement”) with Hutter, which Employment Agreement sets forth the terms and conditions of Mr. Hutter’s employment with the Company. The Employment Agreement was approved by the Board of Directors of the Company upon the recommendation of the Compensation Committee of the Board.
     The key terms of the Hutter Employment Agreement are as follows:
•	The term of Hutter’s employment with the Company will continue for five years until December 10, 2012, with automatic additional one-year renewal periods when the term expires, unless either the Company or Hutter gives 90 days prior written notice of termination.

•	Hutter’s base salary is initially set at $275,000 per year, subject to annual upward adjustments at the discretion of the Board of Directors (through its Compensation Committee).

•	Hutter will be eligible to receive a bonus in a target amount of 35% of his base salary, as from time to time in effect, for excellent service to the Company, based upon the achievement of such performance goals as shall be established annually by the Compensation Committee of the Board based in part upon the recommendation of Sidney Hinton, the Company’s President and Chief Executive Officer.

•	Hutter was granted 25,000 shares of restricted stock, pursuant to a Restricted Stock Agreement, that vest as follows:
•	2,500 restricted shares vested on the date of grant.

•	An additional 12,500 restricted shares will “cliff vest” in their entirety on December 10, 2012, five years after the grant date, provided Hutter remains employed with the Company on such date.

•	The remaining 10,000 shares vest in four equal annual installments, after the end fiscal 2008 and the subsequent four fiscal years, based on the Company achieving a performance target each year relating to its income from continuing operations, which are the same targets set for restricted shares that were granted to Hinton in August 2007.
•	Hutter is entitled to receive a Company vehicle, reimbursement of relocation costs and other standard employee benefits consistent with other executive officers and commensurate with his positions.

•	If Hutter’s employment is terminated by the Company without “cause” (as defined in the Hutter Employment Agreement), then Hutter will be entitled to receive the following:
•	a severance package, payable over the subsequent two years, in the amount of two times the sum of his most recent base salary plus his average bonuses for the two years before and for the year of the date of termination (if he had remained employed) or, if greater, for the three years before the date of termination (provided that if he has been employed for less than three years at the time of termination, his bonuses will be based on his actual years of service); and

•	the time-based portion of his restricted stock award, plus any performance shares that would have been earned assuming the performance goal is met in the year of termination, shall fully vest.
•	If Hutter’s employment is expires at the end of the five year employment term because the Company gave notice it would not renew the term, then Hutter would receive a severance package equal to one year’s base salary and average bonus, as computed above, over a 12 month period, tied to a one year non-competition covenant.

•	Hutter is prohibited from competing with the business of the Company or its affiliates for a period of two years after the termination of his employment, if he receives a full severance package, or for a period of one year otherwise. The Hutter Employment Agreement also contains certain restrictions on Hutter’s use of confidential information and use of inventions and other intellectual property.

•	The Hutter Employment Agreement also includes a change in control provision designed to provide for continuity of management in the event the Company undergoes a change in control. If within three years after a “change in control” of the Company (as such term is defined in the Hutter Employment Agreement), Hutter is terminated by the Company for any reason other than for cause, or if Hutter terminates his employment for any reason, then Hutter is entitled to receive a lump-sum severance payment equal to the same severance amount as if he had been terminated by the Company without cause, together with certain other payments and benefits, including continued participation in all the Company’s insurance plans including continued health care benefits for a period of two years. In addition, all unvested stock options, restricted stock awards and other equity rights held by Hutter at the time of such termination will vest in full.
Appointment of Gary J. Zuiderveen as Vice President of Financial Reporting and Amendment to Employment Agreement
     On December 10, 2007, the Board appointed Gary J. Zuiderveen, who previously served as the Company’s Vice President, Chief Financial Officer, Controller, Principal Accounting Officer and Secretary, to serve as the Company’s Vice President of Financial Reporting, Controller, Principal Accounting Officer, Assistant Treasurer and Secretary.
     Also on December 10, 2007, the Board, upon recommendation of the Compensation Committee, adopted amendments to the Employment and Non-Competition Agreement of Zuiderveen (the “Zuiderveen Employment Agreement”). The key terms of the amendments to the Zuiderveen Employment Agreement are as follows:
•	The term of Zuiderveen’s employment with the Company has been extended for five years until December 10, 2012, with automatic additional one-year renewal periods when the term expires, unless either the Company or Zuiderveen gives 90 days prior written notice of termination.

•	Zuiderveen’s base salary has been increased to $195,000 per year, subject to annual upward adjustments at the discretion of the Board of Directors (through its Compensation Committee).

•	Zuiderveen shall be eligible to receive a bonus in a target amount of 25% of his base salary, as from time to time in effect, for excellent service to the Company, based upon the achievement of such performance goals as shall be established annually by the Compensation Committee of the Board based in part upon the recommendation of Sidney Hinton, the Company’s President and Chief Executive Officer.

•	Zuiderveen was granted 20,000 shares of restricted stock, pursuant to a Restricted Stock Agreement, that vest as follows:
•	2,000 restricted shares vested on the date of grant.

•	An additional 10,000 restricted shares will “cliff vest” in their entirety on December 10, 2012, five years after the grant date, provided Zuiderveen remains employed with the Company on such date.

•	The remaining 8,000 shares vest in four equal annual installments, after the end fiscal 2008 and the subsequent four fiscal years, based on the Company achieving a performance target each year relating to its income from continuing operations, which are the same targets set for restricted shares granted to Mr. Hinton and Mr. Hutter.
•	If Zuiderveen’s employment is terminated by the Company without “cause” (as defined in the Zuiderveen Employment Agreement, which definition has been amended to clarify it excludes a bona fide dispute over an accounting principle or policy that does not involve wrongdoing), then Zuiderveen will be entitled to receive the following:
•	a severance package, payable over the subsequent two years, in the amount of three times the sum of his most recent base salary plus his average bonuses for the two years before and for the year of the date of termination (if he had remained employed) or, if greater, for the three years before the date of termination; and

•	the time-based portion of his restricted stock award and any performance shares that would have been earned assuming the performance goal is met in the year of termination shall fully vest.
•	If Zuiderveen’s employment term expires without renewal on December 10, 2012, then Zuiderveen will be entitled to receive the same severance package as he would have received if he had been terminated by the Company without cause.

•	Mr. Zuiderveen is prohibited from competing with the business of the Company or its affiliates for a period of two years after the termination of his employment. The Zuiderveen Employment Agreement also contains certain restrictions on Mr. Zuiderveen’s use of confidential information and use of inventions and other intellectual property.

•	The Zuiderveen Employment Agreement also includes a change in control provision designed to provide for continuity of management in the event the Company undergoes a change in control. If within three years after a “change in control” of the Company (as such term is defined in the Zuiderveen Employment Agreement), Mr. Zuiderveen is terminated by the Company for any reason other than for cause, or if Mr. Zuiderveen terminates his employment for any reason, then Mr. Zuiderveen is entitled to receive a lump-sum severance payment equal to the same severance amount as if he had been terminated by the Company without cause, together with certain other payments and benefits, including continued participation in all the Company’s insurance plans including continued health care benefits for a period of two years. In addition, all unvested stock options, restricted stock awards and other equity rights held by Mr. Zuiderveen at the time of such termination will vest in full.
     The Hutter Employment Agreement, the Zuiderveen Employment Agreement and the Restricted Stock Agreements are filed herewith as Exhibits 10.1 through 10.4 and incorporated herein by reference. The foregoing descriptions thereof are qualified in their entirety by reference to, and should be read in conjunction with, such exhibits.

Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits
10.1	Employment and Non-Competition Agreement, dated as of December 10, 2007, by and between PowerSecure International, Inc. and Christopher T. Hutter

10.2	Restricted Stock Agreement, dated as of December 10, 2007, by and between PowerSecure International, Inc. and Christopher T. Hutter

10.3	Amendment No. 1, dated December 10, 2007, to Employment and Non-Competition Agreement by and between PowerSecure International, Inc. and Gary J. Zuiderveen

10.4	Restricted Stock Agreement, dated as of December 10, 2007, by and between PowerSecure International, Inc. and Gary J. Zuiderveen

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

	By:	/s/ Sidney Hinton

Sidney Hinton
President and Chief Executive Officer

Dated: December 10, 2007